Exhibit 4

JOHN M. WOODBURY, JR.
Attorney at Law
7251 Owensmouth Avenue, Suite 7

Canoga Park, California  91303
Tel:  (818) 883–1767
Fax:  (818) 883–1771

September 17, 2007

Board of Directors
Signalife, Inc.
4705 Laurel Canyon Blvd., Suite 203
Studio City, California  91607

Re:

Registration Statement On Form SB-2 For Resale of Common Stock and Warrants

Gentlemen:

I have acted as securities counsel for Signalife, Inc. ("Signalife") in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") under the United States Securities Act of 1993, as amended (the "Securities Act"), and the Rules and Regulations of the United States Securities and Exchange Commission promulgated thereunder, to be filed with the Securities and Exchange Commission on or shortly after the date of this letter, in connection with the registration for resale of an aggregate of up to 4,375,370 shares (the “Registered Shares”) of Signalife common stock, par value $0.001 (the "Common Stock"), including (1) up to 4,361,325 common shares (the “Placement Shares”) issued to YA Global Investments, LP (“YA Global Investments”) in connection with a private placement of shares and the entering into of a standby equity distribution agreement; (2) up to 1,500,000 common shares (the “Warrant Shares”) issuable by the company to YA Global Investment  upon the prospective exercise of currently issued and outstanding stock purchase warrants (the “Warrants”) by YA Global; and (3) 14,045 common shares (the “Agent’s Shares”) issuable by Signalife to Newbridge Securities Corporation as placement agent in connection with the aforesaid private placement.

In rendering my opinion, I have reviewed and examined the following documents and certificates of officers and directors of Signalife.

(1)

Signalife's Certificate of Incorporation, as amended from time to time (the "Certificate") as certified to me by the Secretary of State of the State of Delaware and as recorded in the office of the appropriate county recorder;

(2)

Signalife's Bylaws, as certified to me by the Secretary of the company;

(3)

Certified resolutions adopted by Signalife's Board of Directors authorizing the filing of the Registration Statement with respect to the sale of the Shares; and

(4)

The Registration Statement.

In giving my opinion, I have assumed without investigation the authenticity, accuracy and completeness of any document or instrument submitted to me as an original, the conformity to the original of any document or instrument submitted to me as a copy, and the genuineness of all signatures on such originals or copies.  I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents or

Board of Directors
Signalife Holdings, Inc.
September 17, 2007

instruments and records, or to verify the adequacy of accuracy of such documents, instruments and records.

After:

(1)

the Registration Statement becomes effective and after any post-effective amendment required by law as may become applicable is duly completed, filed and becomes effective (such Registration Statement as it finally becomes effective, or, if required to be post-effectively amended, then as it is so amended, is referred to hereinafter as the "Final Registration Statement"), and assuming that (i) the Warrants are exercised in accordance with their terms, including full payment of the exercise price therefore; (ii) Signalife reserves sufficient shares of Common Stock to effectuate the exercise of the Warrants and the issuance of the Warrant Shares; and such reserved shares remain validly authorized as of the date of exercise; (iii) in connection with the exercise of the Warrants, the applicable provisions of "blue sky" and other state securities laws shall have been complied with, and (iv) there are no changes in the applicable law or the pertinent facts, then I am of the opinion that the Registered Shares will, when sold under the Registration Statement, be legally authorized, fully paid and nonassessable under the laws of the State of Delaware, including all statutory provisions under those laws, all applicable provisions of the Delaware Constitution, and all reported judicial decisions interpreting those laws.

I express no opinion as to compliance with "blue sky" or state securities laws of any state in which the Registered Shares are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Registered Shares.

I consent to the reference to myself under the caption “Legal Matters” in the prospectus contained in the Final Registration Statement.  I also consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Registered Shares in connection with the offering described in the Final Registration Statement.  Other than as provided in the two preceding sentences, this opinion covers only matters of United States federal law and the internal (and not the conflict of law) laws of the State of Delaware, and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction.  Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

Very truly yours,

/s/ John M. Woodbury, Jr.

John M. Woodbury, Jr.